Exhibit 5.1

Subject to approval of Opinions Committee

Zura Bio Limited c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104 Cayman Islands	D +1 345 815 1788
E angus.davison@ogier.com

Reference: 502885.00001

11 August 2023

Zura Bio Limited (the Company)

We have acted as legal advisers to the Company in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act), (including its exhibits, the Registration Statement) relating to:

(a)	the resale from time to time by the selling securityholders named in the Registration Statement or their permitted transferees of (i) up to 30,251,124 class A ordinary shares of the Company of a par value of US$0.0001 per share (Class A Ordinary Shares), (ii) 5,910,000 warrants (the Private Placement Warrants) originally issued in a private placement in connection with the JATT Acquisition Corp initial public offering, (iii) 5,910,000 Class A Ordinary Shares underlying the Private Placement Warrants and (iv) 3,782,000 Class A Ordinary Shares underlying pre-funded warrants to purchase Class A Ordinary Shares (Pre-Funded Warrants); and

(b)	the issuance by the Company of an aggregate of up to 16,591,996 Class A Ordinary Shares, which consists of (i) up to 5,910,000 Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants, (ii) up to 3,782,000 Class A Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants, and (iii) up to 6,899,996 Class A Ordinary Shares issuable upon the exercise of public warrants (the Public Warrants, and together with the Pre-Funded Warrants and the Private Placement Warrants, the Warrants).

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

As from 11 October 2022, Ogier, which was constituted as a general partnership under the laws of the Cayman Islands, converted to a limited liability partnership registered in the Cayman Islands as Ogier (Cayman) LLP.	GCMLAW-13572668-4

Zura Bio Limited

11 August 2023

This opinion is given in accordance with the terms of the "Legal Matters" section of the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)	The Company has all requisite power under its M&A to issue the Class A Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents).

Zura Bio Limited

11 August 2023

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise the issuance of the Class A Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents).

Shares

(d)	The Class A Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of the Warrants in accordance with the Warrant Documents), when issued by the Company upon:

(i)	payment in full of the consideration as set out in the Registration Statement and Warrant Documents and in accordance with the terms set out in the Registration Statement and Warrant Documents and in accordance with the M&A; and

(ii)	the entry of those Class A Ordinary Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable. As a matter of Cayman Islands law, the Class A Ordinary Shares are only issued when they have been entered into the register of members of the Company.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents or the M&A to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

Zura Bio Limited

11 August 2023

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Company’s M&A) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier (Cayman) LLP
Ogier (Cayman) LLP

Zura Bio Limited

11 August 2023

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 10 March 2021 issued by the Registrar and the Certificate of Incorporation on Change of Name of the Company dated 21 March 2023 issued by the Registrar (together, the Certificate of Incorporation).

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution on 16 March 2023 and effective on 20 March 2023 (together, the M&A).

3	The Registration Statement.

4	The private placements warrant purchase agreement relating to the Private Placement Warrants dated as of July 13, 2021, by and between the Company and JATT Ventures, L.P. and the form of warrant certificate constituting the Private Placement Warrants (together with the IPO Warrant Agreement (as defined below), the Private Placement Warrant Documents).

5	The separate subscription agreements dated as of 26 April 2023 between the Company and each of Deep Track Biotechnology Master Fund, Ltd., AI Biotechnology LLC, Biomedical Value Fund, L.P., Cheyne Select Master Fund ICAV – Cheyne Global Equity Fund, Biomedical Offshore Value Fund, Ltd., Averill Master Fund, Ltd., Armistice Capital Master Fund Ltd., Citadel CEMF Investments Ltd, Woodline Master Fund LP, Logos Opportunities Fund III LP, Monashee Solitario Fund LP, DS Liquid Div RVA MON LLC, BEMAP Master Fund LTD, Mission Pure Alpha LP, Blackstone CSP-MST FMAP Fund, Monashee Pure Alpha SPV I LP, SilverArc Capital Alpha Fund I, L.P., SilverArc Capital Alpha Fund II, L.P., Squarepoint Diversified Partners Fund Limited, Allostery Master Fund LP, Don Daseke, Amit Munshi, Parvinder Thiara, and Oliver Levy (the Subscription Documents).

6	The separate pre-funded warrants to purchase ordinary shares dated as of as of 5 June 2023 executed by the Company in favour of each of AI Biotechnology LLC and Deep Track Biotechnology Master Fund, Ltd. pursuant to the Subscription Documents (together with the Subscription Documents, the Pre-Funded Warrant Documents).

7	The warrant agreement relating to the Public Warrants and the Private Warrants dated as of July 16, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the IPO Warrant Agreement) and the form of warrant certificate constituting the Public Warrants (together with the IPO Warrant Agreement, the Public Warrant Documents and, together with the Private Placement Warrant Documents, the Pre-Funded Warrant Documents and the Registration Statement, the Documents).

8	A Certificate of Good Standing dated 4 August 2023 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

Zura Bio Limited

11 August 2023

9	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate).

10	The written resolutions of the directors of the Company passed on 25 April 2023 and 31 May 2023 (the Resolutions).

11	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 4 August 2023 (the Register of Writs).

Zura Bio Limited

11 August 2023

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Certificate of Incorporation, the M&A, the Good Standing Certificate, the Resolutions and the Director’s Certificate is accurate and complete as at the date of this opinion. Without limiting the foregoing, all corporate authorisations in force on the date hereof in respect of the Company will remain in full force and effect on the date of the issuance of the Class A Ordinary Shares.

5	Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us.

6	There will be no intervening circumstance relevant to this opinion between the date hereof and the date upon which the Class A Ordinary Shares are issued.

Status, authorisation and execution

7	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

8	Each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws.

9	The Company has taken all requisite corporate action to authorise the issuance of the Public Warrants and the Private Warrants and the Class A Ordinary Shares to be offered and issued by the Company pursuant thereto as contemplated by the Registration Statement (including the issuance of the Class A Ordinary Shares upon the exercise of such Warrants in accordance with the applicable Warrant Documents) and the exercise of the Company's rights and performance of its obligations pursuant to the Private Placement Warrant Documents and the Public Warrant Documents, and the related corporate authorisations are in full force and effect.

10	In authorising the exercise of the Company's rights and performance of its obligations under the Documents and the issuance of the Warrants and the Class A Ordinary Shares, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

11	Any individuals who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to sign such documents and give such information.

Zura Bio Limited

11 August 2023

Enforceability

12	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence, the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

13	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

14	None of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) (the Companies Act) of the Cayman Islands.

Share issuance

15	The issued shares of the Company have been issued at an issue price in excess of the par value thereof and have been entered on the register of members of the Company as fully paid, and the Class A Ordinary Shares shall be issued at an issue price in excess of the par value thereof.

Zura Bio Limited

11 August 2023

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Class A Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Class A Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

Zura Bio Limited

11 August 2023

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator or trustee in bankruptcy in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Public offering in the Cayman Islands

6	The Company is prohibited by section 175 of the Companies Act from making any invitation to the public in the Cayman Islands to subscribe for any of its securities.